UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
Filed by the Registrant Filed by a Party other than the Registrant	☒ ☐

Check the appropriate box:

☐   Preliminary Proxy Statement
☐   Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐   Definitive Proxy Statement
☒   Definitive Additional Materials
☐   Soliciting Material Pursuant to Rule 14a-12

MIV THERAPEUTICS, INC.
(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒          No fee required.

☐          Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)         Title of each class of securities to which transaction applies:

______________________________________________________________________________

2)         Aggregate number of securities to which transaction applies:

______________________________________________________________________________

3)         Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

______________________________________________________________________________

4)         Proposed maximum aggregate value of transaction:

______________________________________________________________________________

5)         Total fee paid:

______________________________________________________________________________

☐          Fee paid previously with preliminary materials:

☐          Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)         Amount previously paid:

______________________________________________________________________________

2)         Form, Schedule or Registration Statement No.

______________________________________________________________________________

3)         Filing Party:

______________________________________________________________________________

4)         Date Filed:

______________________________________________________________________________

__________

ii

Suite 1, 8765 Ash Street, Vancouver, British Columbia, Canada, V6P 6T3

NOTICE OF ADJOURNMENT OF ANNUAL AND
SPECIAL MEETING OF SHAREHOLDERS

Dear Stockholder:

Take notice that the annual and special meeting (the "Meeting") of shareholders of MIV Therapeutics Inc. (the "Company") called to be held at 1500 - 1055 West Georgia Street, Vancouver, British Columbia, on February 18, 2009 at 10:00 a.m., local time, has been adjourned. The Meeting will be reconvened at 1500-1055 West Georgia Street, Vancouver, British Columbia, on Friday, March 6, 2009 at 10:00 a.m., local time (the "Adjourned Meeting") to transact the following business:

  re-elect Alan P. Lindsay, I. Mark Landy and Patrick A. McGowan to the Company's Board of Directors;

  ratify the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending May 31, 2009;

  approve an amendment to the Company's Articles of Incorporation, as amended, increasing the authorized capital stock of the Company;

  approve the Company's 2008 Stock Incentive Plan; and

  transact any other business properly brought before the Meeting and any adjournment or postponement thereof.

The foregoing items of business are more fully described in the proxy statement dated January 30, 2009 that was previously mailed to you. Only stockholders of record of the Company's common stock at the close of business on January 13, 2009 are entitled to notice of, and to vote at, the Adjourned Meeting and any adjournment or postponement thereof.

It is important that your shares be represented and voted at the Adjourned Meeting. If you are a registered holder of the Company's common stock, you can vote your shares by completing and returning the proxy card that was included with the proxy statement dated January 30, 2009 that was previously mailed to you, even if you plan to attend the Adjourned Meeting. Please review the instructions on the proxy card or the information forwarded by your broker, bank or other nominee regarding voting instructions. You may vote your shares of common stock in person even if you previously returned a proxy card. Please note, however, that if your shares of common stock are held of record by a broker, bank or other nominee and you wish to vote in person at the Adjourned Meeting, you must obtain a proxy issued in your name from such broker, bank or other nominee.

If you are planning to attend the Adjourned Meeting in person, you will be asked to register before entering the Adjourned Meeting. All attendees will be required to present government-issued photo identification (e.g., driver's license or passport) to enter the Adjourned Meeting. If you are a stockholder of record, your ownership of the Company's common stock will be verified against the list of stockholders of record as of January 13, 2009 prior to being admitted to the Adjourned Meeting. If you are not a stockholder of record and hold your shares of common stock in "street name" (that is, your shares of common stock are held in a brokerage account or by a bank or other nominee) you must also provide proof of beneficial ownership as of January 13, 2009, such as your most recent account statement prior to January 13, 2009, and a copy of the voting instruction card provided by your broker, bank or nominee, or similar evidence of ownership.

If you would like to receive a copy of the proxy statement, proxy card and/or the Company's annual report on Form 10-K for the year ended May 31, 2008, all of which were previously mailed to you, please contact Patrick McGowan, the Executive Vice President, Chief Financial Officer, Secretary and a director of the Company, at the address listed above, via telephone at (604) 301-9545 or via email to Patrick.McGowan@mivtherapeutics.com.

February 18, 2009.	By Order of the Board of Directors of MIV Therapeutics, Inc. /s/ "Patrick A. McGowan" Patrick A. McGowan Executive Vice President, Chief Financial Officer, Secretary and a director